SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 29, 2012

VANITY EVENTS HOLDING, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1111 Kane Concourse, Suite 304
Bay Harbor Islands, FL  33154
(Address of principal executive offices) (zip code)

 (786) 530-2164
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01                      Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Aegis Worldwide, LLC

On April 4, 2012  (the “Closing Date”), Vanity Events Holding, Inc. (the “Company”) entered into an asset purchase agreement (the “Aegis Agreement”) with Aegis Worldwide, LLC, an entity controlled by Greg Pippo, the Company’s chief financial officer (the “Seller”), pursuant to which the Seller agreed to sell, transfer, convey, and deliver to the Company, all of Seller’s right, title and interest and goodwill in or associated with certain domain names (the “Domain Names”) along with any information or materials proprietary to the Seller that relate to the  business or affairs associated with the Domain Names which is of a confidential nature, including, but not limited to, trade secrets, information or materials relating to existing or proposed products (in all and various stages of development), “know-how”, marketing techniques and materials, marketing and development plans and pricing policies (the “Assets”)).  In consideration for the purchase of the Assets, the Company agreed issue Seller 1,000,000 shares of Company’s common stock (the "Shares").

Simultaneously with the execution of the Aegis Agreement, on April 4, 2012, the parties entered into an option agreement, pursuant to which Seller shall have the option to purchase the Assets and all enhancements to the Assets from the Company in consideration for (i) an amount in cash equal to the net proceeds used by the Company  for the enhancement of the Assets on or after the Closing Date and (ii) the cancellation of the Shares, beginning on Closing Date and terminating on the 24 month anniversary of the Closing Date.

The shares issued to Seller were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act, which exempt transactions by an issuer not involving any public offering.

Cortell Communications Agreement

On March 29, 2012, the Company entered into a consultant agreement with Cortell Communications, Inc., (“Consultant”) pursuant to which the Consultant shall provide, among other services, public relations, advisory and consulting services to the Company commencing on March 29, 2012 and ending on March 28, 2014.  As consideration for these services, the Company issued to the Consultant 250,000 shares of its common stock.

The shares of common stock issued to Consultant were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act, which exempt transactions by an issuer not involving any public offering.

Item  2.01                      Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Asset Purchase Agreement with Aegis Worldwide, LLC” of this Form 8-K is incorporated by reference in response to this Item 2.01.

Item  3.02                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Asset Purchase Agreement, dated April 4, 2012, by and between Vanity Events Holding, Inc. and Aegis Worldwide LLC
10.2	Option Agreement, dated April 4, 2012, by and between Vanity Events Holding, Inc. and Aegis Worldwide LLC
10.3	Consultant Agreement, dated March 29, 2012 by and between Vanity Events Holding, Inc. and Cortell Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2012	VANITY EVENTS HOLDING, INC.

	By:	/s/ Lloyd Lapidus
Name: Lloyd Lapidus
Title: Interim Chief Executive Officer

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